UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Ave of the Americas, 2nd Floor, New York, NY 10105

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

DarkPulse, Inc., (the “Company”) is filing this Amendment to Current Report on Form 8-K to amend the Current Report on Form 8-K filed on May 5, 2021, (the “Original Form 8-K”) disclosing the Company’s entry into that certain Securities Purchase Agreement (the “Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with FirstFire Global Opportunities Fund, LLC (the “Lender”), pursuant to which the Company issued in favor of the Lender a Convertible Promissory Note (the “Note”, and together with the Purchase Agreement and Registration Rights Agreement, the “Transaction Documents”). This Form 8-K/A is being filed to correct an error on the cover page, which indicates an incorrect date of such report. While certain of the Transaction Documents reference the date of April 26, 2021, neither delivery of the funding for the purchase of the Note nor Lender’s execution of the Transaction Documents occurred until April 30, 2021; therefore the correct date of such report is April 30, 2021. As corrected, the cover page now reads: “Date of Report (date of earliest event reported): April 30, 2021.”

Additionally, the Original Form 8-K contained a typographical error with respect to the date on which the Company entered into the Transaction Documents, which was incorrectly stated as July 26, 2021.

This Form 8-K/A amends and restates in its entirety Item 1.01 of the Original Form 8-K.

Other than as required to correct the errors as described above and related clarification, as reflected in the below restated Item 1.01 disclosure, no other changes are made to the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

FirstFire Convertible Promissory Note

DarkPulse, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) and Registration Rights Agreement (the “Registration Rights Agreement”) with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “Lender”), dated as of April 26, 2021, pursuant to which the Company issued to the Lender Convertible Promissory Note in the principal amount of $825,000 (the “Note” and, together with the SPA and Registration Rights Agreement, the “Transaction Documents”). The purchase price of the Note is $750,000, which was funded to the Company on April 30, 2021, effecting the closing of the Transaction Documents. The Note matures on January 26, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the Note at 10% per annum guaranteed until the Note becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Note is convertible at any time after 180 days from issuance, upon the election of the Lender, into shares of the Company’s Common Stock at $0.015 per share. The Note is subject to various “Events of Default,” which are disclosed in the Note. Upon the occurrence of an “Event of Default,” the conversion price will become $0.005. In the event of a DTC “chill” on the Company’s shares, an additional discount of 10% will apply to the conversion price while the “chill” is in effect. Upon the issuance of the Note, the Company has initially agreed to reserve 550,000,000 shares of Common Stock.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Securities and Exchange Commission (the “Commission”) an S-1 Registration Statement within 90 days of the date of the Registration Rights Agreement to register the shares into which the Note is convertible; and (ii) have the Registration Statement declared effective by the Commission within 180 days after the date the Registration Statement is filed with the Commission.

The Lender delivered to the Company appropriate investment representations with respect to the Note and consented to the imposition of a restrictive legend upon the Note and conversion shares, unless registered pursuant to the Registration Rights Agreement. The Lender did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The Lender was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The securities were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Selling commissions in the amount of $15,000 were paid to J.H. Darbie & Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: July 29, 2021	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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